Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Greenwave Technology Solutions, Inc.

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated March 31, 2023, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the financial statements of Greenwave Technology Solutions, Inc. for the years ended December 31, 2022 and 2021, which appears in this Registration Statement on Amendment No. 1 to Form S-1.

/s/ RBSM LLP

New York, New York

April 4, 2023